SECOND AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of the 16th  day of October, 2014, to the Fund Accounting Servicing Agreement dated as of dated as September 12, 2012, as amended January 23, 2013 (the “Agreement”), by and between FACTORSHARES TRUST, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the ISE Cyber Security ETF and to amend the fees; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FACTORSHARES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Samuel Masucci, III	By: /s/ Michael R. McVoy
Name: Samuel Masucci, III	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

10/2014

Amended Exhibit A to the Fund Accounting Servicing Agreement

Separate Series of FactorShares Trust

Name of Series PureFunds ISE Junior Silver (Small Cap Miners/Explorers) ETF ISE Cyber Security ETF

10/2014

Amended Exhibit B to the Fund Accounting Servicing Agreement –
FactorShares Trust - PureFunds ISE Junior Silver (Small Cap Miners/Explorers) ETF

Exchange Traded Funds FUND ACCOUNTING, FUND ADMINISTRATION, PORTFOLIO COMPLIANCE, January, 2013

Annual Fee Based Upon Average Net Assets Per Fund*
__basis points on the first $__
__basis points on the next $__
__basis points on the balance

Subject to a minimum annual fee:  $__per fund ($__per fund assuming v funds for the first year, $__per fund for the second year, this includes FUND ACCOUNTING, FUND ADMINISTRATION, PORTFOLIO COMPLIANCE, TRANSFER AGENT, SHAREHOLDER & ACCOUNT SERVICES as described below.  Each Fund with revert to the fees listed on this fee schedule once these minimums have been exceeded or the end of 2 years, which ever comes first.)

▪ $__/additional CUSIP per year
▪ Additional fee of $__per manager/sub-advisor per fund

Pricing Services**
▪ $__- Domestic Equities, Options, ADRs
▪ $__- Domestic Corporate/Convertible/Gov’t/Agency Bonds, Foreign Equities, Futures, Forwards, Currency Rates
▪ $__- CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency Bonds, Asset Backed Securities, Mortgage Backed Securities
▪ $__ - Bank Loans
▪ $__- Credit Default Swaps
▪ $__- Swaptions, Index Swaps
▪ $__- Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

Corporate Action & Manual Pricing Services
▪ $__/Foreign Equity Security per Month for Corporate Action Service
▪ $__/Domestic Equity Security per Month for Corporate Action Service
▪ $__Month Manual Security Pricing (>10/day)

Fair Value Services (Charged at the Complex Level)**
▪ $__on the First __ Securities
▪ $__on the Balance of Securities

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees.

Out-Of-Pocket Expenses
Including but not limited to intraday indicative value (IIV) agent fees, corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming and development, web maintenance and data feeds, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, telephone toll-free lines, service/data conversion, special reports, record retention, disaster recovery charges, NSCC activity charges, data communication and implementation charges, postage/stationary charges, reverse stock splits, tender offers, travel, and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services – annual legal administration (e.g., subsequent new fund launch), daily compliance testing (Charles River), Section 15(c) reporting, performance reporting, non-standard intraday indicative value (IIV) calculation, customized benchmarking, and additional services mutually agreed upon.

*   Subject to annual CPI increase, Milwaukee MSA.
** Per security per fund per pricing day.

Fees are billed monthly.

10/2014

Amended Exhibit B to the Fund Accounting Servicing Agreement –
FactorShares Trust - ISE Cyber Security ETF – October, 2014

Base Fee (1) for Accounting, Administration, Transfer Agent & Account Services-

The following reflects the greater of the basis point fee or minimum per fund-

Accounting, Administration and Transfer Agent	Basis Points on AUM per Fund				Year 1	Year 2
	First $250m	Next $250m	Next $500m	Balance	$__	$__
	__	__	__	__

Note: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy

The Following Services and Associated Fees are in Addition to the Base Fee-

Pricing Services
▪	$__- Domestic Equities, Options, ADRs
▪	$__– Foreign Equities
▪	$__– Domestic Corporate/Convertible/Gov’t/Agency Bonds, Futures, Forwards, Currency Rates, Mortgage Backed Securities
▪	$__- CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency Bonds, Asset Backed Securities, High Yield Bonds
▪	$__- Bank Loans
▪	$__- Credit Default Swaps
▪	$__- Swaptions, Index Swaps
▪	$__- Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

Corporate Action & Manual Pricing Services
▪	$__/Foreign Equity Security per Month for Corporate Action Service
▪	$__/Domestic Equity Security per Month for Corporate Action Service
▪	$__ /Month Manual Security Pricing (>10/day)

Chief Compliance Officer Support Fee
▪	CCO support annual fee $__/trust per USBFS services selected (administration/ accounting/ transfer agent, distributor, custodian)
▪	Year 1 __% on total CCO support annual fees if all USBFS services are selected
▪	Year 2 __% on total CCO support annual fees if all USBFS services are selected

Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor and sub-advisor facilities.

(1) Subject to annual CPI increase, Milwaukee MSA.

Fees are calculated pro rata and billed monthly.

10/2014

Amended Exhibit B to the Fund Accounting, Fund Administration & Portfolio Compliance Supplemental Services –
FactorShares Trust - ISE Cyber Security ETF - October, 2014

The Following OPTIONAL Supplemental Services and Associated Fees are available if selected-

Section 15(c) Reporting

Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:

▪	$__/fund per report

Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪	$__minimum first fund*
▪	$__minimum each additional fund*

* Final Fee(s) subject to USBFS legal team review and approval

Daily Compliance Services (Charles River)
▪	Base fee – $__/fund per year
▪	Setup – $__/fund group

Fair Value Services (Charged at the Complex Level)
The lesser of
▪	$__ per Fund
▪	Or $___ per security on the First __ Securities and $__ per security on the balance of Securities

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Non-Standard Intraday Indicative Value (IIV) Calculation
▪	Negotiated based upon specific requirements

Customized Benchmarking
▪	Negotiated based upon specific requirements

Additional Services Provided and Negotiated Upon Client Request.

10/2014	5